UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2025

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 30, 2025, PDS Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the buyers that are parties thereto (each, including its successors and assigns, a “Buyer” and collectively, the “Buyers”) and JGB Collateral LLC, a Delaware limited liability company, as Collateral Agent (the “Agent”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Buyers (i) Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $22,222,222 and (ii) warrants to purchase up to 1,000,000 shares of common stock, par value $0.00033 per share (the “Common Stock”), for an exercise price of $2.52 per share, which is equal to a 100% premium of the average of the five (5) daily volume weighted average prices of the Common Stock (“VWAP”) prior to the closing date (the “Warrants”), subject to adjustments as set forth in the Warrants, for a total purchase price of $20,000,000. The transactions contemplated by the Purchase Agreement were consummated on April 30, 2025 (the “Closing Date”).

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary indemnification obligations of the Company, including for liabilities under the Securities Act, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and were subject to limitations agreed upon by the parties.

In addition, so long as the Debentures remain outstanding, the Purchase Agreement provides that the Company and each of its subsidiaries may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s common stock or varies based on changes in the trading price of the Company’s common stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments), excluding any “at-the-market offerings”.

Approximately $19 million of the proceeds from the transactions contemplated by the Purchase Agreement were used to satisfy in full and retire the Company’s indebtedness under the Venture Loan and Security Agreement by and among the Company, Horizon Technology Finance Corporation, Powerscourt Investments XXV, LP, and PDS Operating Corporation dated as of August 24, 2022 (the “Horizon Loan”). The remaining proceeds from the transactions contemplated by the Purchase Agreement will be used by the Company for general corporate purposes and transaction expenses.

Debentures

The Debentures have an aggregate face value of $22,222,222 and were issued with an original issue discount of $2,222,222. The Debentures have a maturity date of April 20, 2028 and an interest rate equal to the prime rate of interest noted in The Wall Street Journal, Money Rates section plus 5% per annum; provided that, the minimum prime rate shall be 6% (subject to increase upon the occurrence and continuance of an Event of Default (as defined in the Debentures), payable monthly on the last business day of each calendar month.

The Company may, subject to certain “Equity Conditions,” redeem the Debentures at any time on or after the first anniversary of the original issue date by paying an amount equal to the entire outstanding principal amount of the Debenture, plus all accrued and unpaid interest, plus the applicable “Company Redemption Premium,” plus any other amounts due and payable under the Debenture. The “Company Redemption Premium” is an amount equal to 103% of the principal amount of the Debenture if the redemption is on or after the first anniversary of the original issue date and prior to the second anniversary of the original issue date, or 102% of the principal amount of the Debenture if the redemption is on or after the second anniversary of the original issue date. The “Equity Conditions” include, among other things, that a resale registration statement has been filed with, and been declared effective by, the SEC, the Company’s common stock is listed on a trading market, there is no existing event of default under the Debenture, etc. No partial redemptions by the Company are permitted.

Beginning on August 28, 2025, the holder of a Debenture may require the Company to redeem a portion of its Debenture of up to $500,000 per calendar month by providing written notice to the Company.

At the election of the holder, each Debenture is convertible, in whole or in part, at any time and from time to time at a conversion price of $2.52 per share of common stock (the “Conversion Price”). The Conversion Price is subject to adjustment for stock dividends, stock splits, and certain other corporate events. Notwithstanding the foregoing, the Company will not effect any conversion under the Debentures to the extent that such conversion would cause the holder’s beneficial ownership of the Company’s common stock to exceed 4.99% (or 9.99% at the election of the holder) of the Company’s issued and outstanding common stock.

Under the Debentures, the Company must at all times maintain a cash balance equal to the lesser of (a) $15.0 million and (b) the then outstanding principal balance of the Debentures plus $3.0 million, in a deposit account subject to an account control agreement. In addition, for as long as any portion of the Debentures remain outstanding, the Company is generally restricted from: incurring indebtedness; granting or suffering liens on any of its property or assets; amending its organizational documents; repurchasing any of its securities; paying dividends; selling, disposing, licensing or leasing its assets other than in the ordinary course; and other customary restrictive covenants.

The Debentures also set forth certain customary events of default after which the Debentures may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company and its subsidiaries.

Security Agreement and Subsidiary Guarantee

In connection with the Purchase Agreement, on April 30, 2025, the Company, PDS Operating Corporation, a Delaware corporation and wholly owned subsidiary of the Company (together with any other entity that may become a party thereto) (the “Guarantors”), the Buyers and the Agent entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company and the Guarantors granted, for the benefit of the Buyers, to secure the Company’s obligations under the Purchase Agreement and the Debentures, (i) first priority liens on certain assets (the “Collateral”), in each case subject to permitted liens described in the Security Agreement. In addition, on April 30, 2025, the Company and all of the Guarantors entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”), pursuant to which they guaranteed all of the Company’s obligations under the Purchase Agreement and the Debentures.

Warrants

The Warrants are exercisable for ten years from April 30, 2025, at an exercise price of $2.52 per share, which is a 100% premium of the average of the five (5) daily VWAPs prior to the Closing Date, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the Warrant.

If, at the time a Buyer exercises its Warrant, provided that such exercise occurs within 60 days after the issuance date, there is no effective registration statement available for an issuance of the shares underlying the Warrant to the Buyers, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon the exercise of the Warrant, the Buyer may elect to receive upon exercise (either in whole or in part) on a cashless basis the net number of shares of Common Stock determined according to a specified formula (as set forth in the Warrant).

Registration Rights Agreement

In connection with the Purchase Agreement, on April 30, 2025, the Company and the Buyers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is obligated to register the shares of Common Stock issuable upon exercise of the Debentures and the Warrants within 30 days after the closing date (the “Registration Deadline”). If the Company fails to meet the Registration Deadline or maintain the effectiveness of the Registration Statement for the required effectiveness period, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Buyers. The Company also agreed, among other things, to indemnify the selling holders under the Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The foregoing descriptions of the terms of the Purchase Agreement, Debentures, Security Agreement, Subsidiary Guarantee, Warrants and Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, form of Debenture, Security Agreement, form of Subsidiary Guarantee, form of Warrant and Registration Rights Agreement, which are included as Exhibits 10.1, 4.1, 10.3, 10.4, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the termination of the Horizon Loan is incorporated by reference into this Item 1.02.

Item 2.03	Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 related to the issuance of the Debentures and Warrants is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Debentures and Warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Debenture
4.2	Form of Warrant
10.1+	Securities Purchase Agreement, dated April 30, 2025, by and among PDS Biotechnology Corporation, the purchasers named therein, and JGB Collateral LLC
10.2	Registration Rights Agreement, dated April 30, 2025, by and among PDS Biotechnology Corporation and the purchasers named therein
10.3
Security Agreement, dated April 30, 2025, by and among PDS Biotechnology Corporation., each of PDS Biotechnology Corporation’s specified subsidiaries named therein, the purchasers named therein and JGB Collateral LLC

10.4	Form of Subsidiary Guarantee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: May 2, 2025	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer